Exhibit 99.1

Advasa Holdings, Inc. 4th floor, Akasaka K Tower, 1-2-7 Moto-Akasaka Minato-ku, Tokyo, 107-0051 Japan https://adbt.io/

Advasa Holdings, Inc. completed a direct listing on Nasdaq under the ticker symbol “ADBT”

August 25, 2026

TOKYO and NEW YORK, August 25, 2026 – Advasa Holdings, Inc. (Nasdaq: ADBT) (“ADVASA” or the “Company”), a fintech payment holding company providing Earned Wage Access (EWA) and next-generation financial infrastructure solutions through its Japanese operating subsidiary ADVASA Co., Ltd., today announced the successful direct listing of its shares of common stock on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “ADBT”.

“We are proud to have completed our direct listing on the Nasdaq Global Market and to join the community of publicly traded companies,” said Grady Ryther, the Chief Executive Officer and Director of Advasa Holdings, Inc. “We are grateful to our employees, business partners, advisors, and shareholders who have supported ADVASA throughout this journey. As a public company, we are committed to building long-term shareholder value through disciplined execution, continued innovation, and sustainable growth as we scale our business.”

WestPark Capital, Inc. acted as financial advisor and Anthony, Linder & Cacomanolis, PLLC acted as securities counsel to ADVASA in connection with the direct listing on Nasdaq.

The Company’s registration statement on Form S-1, as filed with the Securities and Exchange Commission (the “SEC”), relating to the Company’s public direct listing of its common stock was declared effective by the SEC on August 11, 2026, and its common stock was approved for listing on the Nasdaq Global Market (“Nasdaq”). The direct listing was made only by means of a prospectus forming part of the Company’s effective registration statement. A copy of the prospectus may be obtained without charge by visiting the SEC’s EDGAR website at www.sec.gov.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Subject to individual brokerage timelines and account restrictions, trading is expected to be accessible through the following securities firms in Japan upon or shortly after the expected trading commencement date:

●	Monex, Inc.

●	Moomoo Securities Japan Co., Ltd.

●	Rakuten Securities, Inc.

●	SBI SECURITIES Co., Ltd.

●	Webull Securities (Japan) Co. Ltd.

(Alphabetical order)

Japanese investors should consult their respective Japanese brokerage platforms directly to confirm exact trading hours, potential local restrictions, and fee structures.

About ADVASA

Advasa Holdings, Inc. (corporate website: https://adbt.io/) is a fintech payment holding company established in Delaware conducting operations through its Japanese subsidiary ADVASA Co., Ltd. headquartered in Tokyo, Japan (corporate website: https://www.advasa.co.jp/en/, Founder and Representative Director: Asamitsu Kosugi). ADVASA operates “FUKUPE,” an EWA platform that allows employees to receive wages they have already earned in real-time. Leveraging a global patent strategy, the company has established an intellectual property foundation across markets including Japan, the United States, South Korea, and Singapore. By integrating seamlessly with major HR and payroll systems as well as diverse payment infrastructures (such as bank transfers and e-wallets), ADVASA plans to expand from Japan into global markets—including Indonesia and the UAE where the need for financial inclusion is rapidly growing.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs, including risks and uncertainties related to prevailing market conditions, investor demand for shares of ADVASA’s common stock, the expected availability of trading on specific international platforms, and the impact of general economic, industry, or regulatory conditions in the United States or internationally. Investors can identify these forward-looking statements by words or phrases such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “aim,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “project,” or “continue,” or the negative of these terms or other comparable terminology. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot guarantee that such expectations will prove correct. The Company cautions investors that actual results may differ materially from those anticipated and encourages investors to review the risks and uncertainties and other factors that may affect the Company’s future results identified in the Company’s registration statement on Form S-1, as amended (File No. 333-292013), declared effective by the SEC on August 11, 2026, the Company’s Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 12, 2026, and subsequent disclosure documents the Company may file with the SEC, available at www.sec.gov. The Company claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.

Investor and Media Contact

ADVASA Investor Relations Email: ir@advasa.co.jp